UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In February 2011, Odyssey Marine Exploration entered into a Shipwreck Project Agreement with Galt Resources LLC (Galt). The agreement granted Galt the right to participate in Odyssey’s share of the net proceeds of a shipwreck project to be selected by December 31, 2011.

Odyssey and Galt agreed to bifurcate Galt’s selection between two projects, the SS Gairsoppa and HMS Victory, subject to final executed agreements for the project. Galt will receive 50% of Odyssey’s net proceeds, if any, on the SS Gairsoppa project until Galt receives two (2) times its initial investment of $7,512,500. Galt will also receive 50% of Odyssey’s net proceeds, if any, on the HMS Victory project until Galt receives two (2) times its initial investment and thereafter will receive 7.5125% of Odyssey’s net proceeds from the HMS Victory project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 31, 2012	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer